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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT is dated as of January 1, 2000 (the "Agreement"), and is between Brittany Leigh, Inc., or its assigns, a Florida corporation (the "Buyer"), and Medical Technology Laboratories, Inc., a Florida corporation (the "Seller").

                                   Background

     The Seller operates a Medicare certified clinical laboratory (the "Purchased Assets" ) and this Agreement contemplates a transaction (the "Acquisition") in which (i) the Seller will sell certain specified assets (which shall include the Purchased Assets) of the Seller to the Buyer, Buyer will lease back the purchased assets (the "Leaseback") in accordance with the terms and conditions of this Agreement. The board of directors of the Seller and Medical Technologies Systems, Inc. (the "Shareholder"), the sole shareholder of the Seller has approved this Agreement and the transactions contemplated by this Agreement and the board of directors of the Buyer has determined that the Acquisition is in the best interests of the Buyer and its shareholders and has approved and adopted this Agreement and the transactions contemplated by this Agreement.

     In connection with the negotiation and preparation of this Agreement, the Seller and the Buyer have prepared a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "Disclosure Schedule", with any reference in this Agreement to a Schedule being to the Disclosure Schedule).

     The parties acknowledge that all of the Purchased Assets are subject to a first priority security interest in favor of SouthTrust Bank, National Association ("STB") and that the transactions contemplated by this Agreement are subject to the consent of STB.

     Accordingly, in consideration of the above and the mutual covenants and agreements set forth below, the Buyer and the Seller agree as follows:



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                                      Terms

                                    ARTICLE I

                           Closing, Purchase and Sale

     SECTION 1.01. Closing.

     (a) Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held on or before January 1, 2000, or on such other date and time as shall be mutually agreed to by the Buyer and the Seller, at the offices of the Seller, it being understood and agreed that time is of the essence of this Agreement. The date on which the Closing is actually held is referred to as the "Closing Date". The Closing will be deemed to be effective for purposes of this Agreement as of the opening of business on the Closing Date. Unless otherwise agreed by the parties, the Closing shall occur within the time period contemplated by Section 8.01(b), below.

     (b) Transactions at Closing. At the Closing:

          (i) The Seller shall duly execute and deliver to the Buyer such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Purchased Assets, as the Buyer may reasonably request and as may be necessary to vest in the Buyer or its nominee(s) good record and marketable title to all of the Purchased Assets, in each case subject to no encumbrance (except as described in Schedule 1.01(b) and as otherwise contemplated by this Agreement). The Seller shall also deliver the proceeds of the sale to STB in exchange for the release of STB of its liens on the Purchased Assets.

          (ii) The Buyer  shall pay the Cash  Price (as such term is  defined in
     Section 2.01 below) and shall duly execute and deliver to the Seller such instruments, as the Seller may reasonably request, including, without limitation, an assignment and assumption agreement relating to the liabilities assumed by Buyer pursuant to this Agreement.

          (iii) The Seller and Buyer shall execute a lease for the Purchased Assets in substantially the form of Exhibit A (the "Lease"). Buyer shall assume the obligations of Seller under the lease agreement dated September 1, 1998 with James L. McKeown, Jr. (the "Real Property Lease").

     SECTION 1.02. Purchased Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, the following assets of the Seller used in or relating to the business of Seller, with the exception of the Excluded Assets (as defined in Section 1.03, with all of such assets described in this Section
1.02 hereinafter referred to collectively as the "Purchased Assets"):


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     (a)  the  testing  equipment,  computers,  motor  vehicles,  furniture  and furnishings  and  equipment  owned by the  Seller  all of which  are  listed  in
Schedule 1.02(a) (collectively, the "Equipment");

     (b) all of the Seller's title to, interest in and rights under any real and personal property lease relating to the business of Seller to which the Seller is currently a party, to the extent such leases are assignable (the "Real and Personal Property Leases") all of which are listed in Schedule 1.02(b);

     (c) goodwill;

     (d) customer lists;

     (e) all of the Seller's rights (and obligations) under the contracts listed on Schedule 1.02(e) and all of the Seller's rights and obligations under the Real Property Lease (the "Assumed Obligations");

     (f) the Seller's trade non-Medicare/Medicaid accounts receivables (billed and unbilled) that have been created since September 10, 1999, the date of the Management Agreement (the "MA") between the Buyer and the Seller, which as of the date of this Agreement is equal to $826,120.20.

     (g) the Seller's collections from Seller's Medicare/Medicaid accounts receivable (billed and unbilled) that have been created since September 10, 1999, the date of the MA, which as of the date of this Agreement is equal to $667,937.80. The Parties agree that the collections will be deposited initially into an Account owned by the Seller and then will be transferred to an account controlled by Buyer within 24 hours of receipt by Seller.

     (h) all of the Seller's rights with respect to a certain Non-Compete Agreement between the Shareholder, Todd Siegel, Morris Behar, any and all other employees, and Seller.

     (i) all of the sellers rights with respect to security and other deposits.

     SECTION 1.03. Excluded Assets. Notwithstanding the foregoing the Seller is not selling and the Buyer is not purchasing pursuant to this Agreement, and the term "Purchased Assets" shall not include, any of the following assets (collectively, the "Excluded Assets"):


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     (a) accounts  receivable  created  prior to the date of the MA and all cash collected from such accounts receivable (the "Existing AR");

     (b) any capital stock or equity interest in the Seller;

     (c) all foreign, federal, state or local Tax (as defined in Section 9.03) refunds, Tax refund claims and Tax credits, deductions or other Tax benefits of the Seller relating to periods prior to the Closing Date;

     (d) all indemnity and contribution rights granted to the Seller or owed by third parties to the Seller with respect to any Liabilities not assumed by the Buyer (as defined in Section 1.04) and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by the Seller of the Liabilities;

     (e) all of Seller's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature relating to Excluded Assets;

     (f) all of Seller's deferred charges, advance payments, prepaid items, claims for refunds, rights of offset, and credits of all kinds, relating specifically to the Excluded Assets;

     (g) the consideration received by the Seller pursuant to this Agreement;

     (h) the Seller's rights to its Medicare provider number; and

     (i) the rights of the Seller under this Agreement.

     SECTION 1.04. Assumption Of Certain Obligations; Excluded Liabilities

     (a) At the Closing, the Buyer shall assume and agree to pay, perform, fulfill and discharge any and all obligations of the Seller: (i) to First Union in an amount not to exceed $125,000, (ii) to AmSouth Bank in an amount not to exceed $233,000, (iii) that are set forth on Schedule 1.04, and (iv) that arose since September 10, 1999, (collectively, the "Assumed Liabilities") and the Assumed Obligations.

     (b) Buyer shall assume any and all obligations secured by the equipment acquired pursuant to this Agreement (the "Secured Liabilities").


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     (c) Buyer  shall  indemnify,  hold  harmless  and  defend  Seller as to all losses,  liabilities,  costs and expenses,  including attorney's fees associated
with  the  Assumed   Liabilities,   the  Assumed  Obligations  and  the  Secured
Liabilities (collectively, "Indemnified Expenses").

                                   ARTICLE II

     SECTION  2.01   Consideration.   In   consideration   of  the   Acquisition
contemplated herein, Buyer shall:

     (a) pay to STB (on behalf of the Seller) the sum of One Million Dollars ($1,000,000), less the amounts set forth in Section 2.02 below, at the Closing (the "Cash Price");

     (b) forgive any and all advances or loans made by the Buyer to the Seller during the term of the MA, including all principal amounts and interest on all such advances and loans;

     (c) execute documents necessary to assume (or refinance) on terms and conditions acceptable to STB (i) that certain obligation owed to First Union for an amount not to exceed $125,000, and (ii) that certain obligation in the amount of $233,000 owed to AmSouth Bank for an amount not to exceed $233,000, which obligations are currently secured by certain equipment leased by the Seller; and

     (d) execute documents necessary to assume and pay, as and when due, all of the remaining Assumed Liabilities, Assumed Obligations and Second Liabilities, pursuant to an assignment and assumption agreement contemplated by Section 1.01(b)(ii).

     SECTION 2.02. Cash Price Offsets. The Buyer shall be entitled to offset against the Cash Price the sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) representing the deposit provided to the Seller by the Buyer pursuant to the Letter of Intent between the parties dated September 10, 1999 (the "Deposit").

                                   ARTICLE III

                  Representations and Warranties of the Seller
                  --------------------------------------------

     The Seller represents and warrants to the Buyer that:


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     SECTION 3.01.  Organization and Qualification.  The Seller is a corporation duly organized, validly existing and with active status under the laws of Florida and has the requisite power and authority to own or lease its interest in the Purchased Assets and to operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction, each such jurisdiction being listed in Schedule 3.01, where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failure to be so duly qualified, licensed and in good standing would not have a Material Adverse Effect.

     SECTION 3.02. Authority Relative to This Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Seller has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws and to general principles of equity.

     SECTION 3.03. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, (i) conflict with or violate the articles of incorporation or by-laws of the Seller; (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Seller or by which any property or Purchased Assets of the Seller are bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) except as specified in Schedule 3.03(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or Purchased Assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any property or Purchased Assets of the Seller are bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.


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     (b) The  execution  and  delivery of this  Agreement  by the Seller and the
consummation  of  the  transactions   contemplated  hereby  does  not,  and  the
performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except
(i) as specified in Schedule 3.03(b) of the Disclosure Schedule; and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition, and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.04. Permits; Seller Products;  Regulation. Except as set forth on
Schedule 3.04 of the Disclosure Schedule, the Seller is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Seller to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Seller, threatened. Except as provided in Schedule 3.04, the Seller is not in conflict with, nor in default or violation of, (i) any Laws applicable to the Seller or by which any property or Purchased Assets of the Seller are bound or affected; (ii) any of the Permits; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any property or Purchased Assets of the Seller are bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.05. Consents. Except for the consents of STB and the other consents that are set forth on Schedule 3.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of any transaction provided for in the Agreement is prohibited by or requires Seller to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person.

     SECTION 3.06. Absence of Litigation. Except as listed in Schedule 3.06, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller or any property or asset of the Seller before any court, arbitrator or Governmental Authority (as defined in Section 9.03), which (a) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (b) seeks to delay or prevent the consummation of the Acquisition and the other transactions contemplated hereby. Except as listed and briefly described in Schedule 3.06, as of the date of this Agreement, neither the Seller nor any Affiliate nor any property or asset of the Seller is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.


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     SECTION 3.08.  Labor  Matters.  The Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller and has provided its employees with notification of termination of employment.

     SECTION 3.09. Real Property and Leases.

     (a) To the best of Seller's knowledge, the Seller has sufficient title or leasehold interests to all its properties and Acquired Assets to conduct its business as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

     (b) To the best of Seller's knowledge, all leases of real property leased for the use or benefit of the Seller to which the Seller is a party requiring rental payments in excess of $10,000 during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Seller, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Seller, which would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.10. Taxes. Except as described in Schedule 3.10 of the Disclosure Schedule, (i) the Seller has filed all federal, state, local and foreign Tax returns and reports required to be filed by it and has paid or accrued all Taxes shown as due thereon and has paid all applicable ad valorem taxes as are due, other than (a) such payments as are being contested in good faith by appropriate proceedings, a description of which is provided in Schedule 3.10 and (b) such filings, accruals, payments or other occurrences that, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Internal Revenue Service (the "IRS") nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Seller, threatening to assert against the Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, which claims or deficiencies, individually or in the aggregate, would have a Material Adverse Effect; (iii) the Seller has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax; (iv) the accruals and reserves for Taxes reflected in the Closing Balance Sheet and the most recent quarterly financial statements are adequate to cover all taxes accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with generally accepted accounting, principles; (v) Seller has not withheld or collected and paid over to the appropriate Governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Material Adverse Effect; and (vii) there are no material liens for Taxes upon the assets of the Seller, other than liens for Taxes that are being contested in good faith by appropriate proceedings described in Schedule 3.10.


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     SECTION 3.11. Environmental Matters.

     (a) For purposes of this Agreement, the following terms shall have the following meaning: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following U.S. federal statutes and their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response,
Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Marine Protection, Research and Sanctuaries Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof, (C) natural gas, synthetic gas, and any mixtures thereof, (D) radon; (E) asbestos; (F) any other pollutant or contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting, or remediation; and (ii) "Environmental Laws" means any U.S. or foreign federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

     (b) To the knowledge of the Seller, except as described in Schedule 3.11 of the Disclosure Schedule (which description shall include an estimate of the Seller's potential financial liability with respect to each matter so described) or as would not, individually or in the aggregate, have a Material Adverse
Effect: (i) the Seller has not violated and is not in violation of any Environmental Law; (ii) there has been no contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties owned or leased by the Seller (including, without limitation, soils and surface and ground waters);
(iii) to the knowledge of the Seller, the Seller is not liable for any offsite contamination; (iv) the Seller is not liable under any Environmental Law; (v) to the knowledge of the Seller, the Seller has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits");
(vi) to the knowledge of the Seller, the Seller has been and is in compliance with its Environmental Permits; and (vii) there are no pending, or, to the knowledge of the Seller, threatened claims against the Seller or any Subsidiary relating to any Environmental Law or Hazardous Substance.


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     SECTION  3.12.  Vote  Required.  The  affirmative  vote of the holders of a majority of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock of the Seller necessary to approve the Acquisition.

     SECTION 3.13. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of the Seller.

     SECTION 3.14. Bylaws. Seller has provided Buyer with copies of the by-laws of Seller.

     All of the above representations and warranties shall be true both as of the date of the execution of this Agreement and as of the Closing Date.


                                   ARTICLE IV

                     Representations and Warranties of Buyer

     Buyer hereby represents and warrants to the Seller that:

     SECTION 4.01. Organization and Qualification. Buyer is a corporation duly organized, validly existing and with active status under the laws of Florida and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing, that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.02. Articles of Incorporation and By-Laws. Buyer has heretofore furnished to the Seller a complete and correct copy of its articles of incorporation and by-laws, each as amended to date, of Buyer. Such articles of incorporation and by-laws are in full force and effect. Buyer is not in violation of any provision of its articles of incorporation or by-laws.


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         SECTION  4.03.  Authority  Relative  to this  Agreement.  Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Acquisition have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws and to general principles of equity.

     SECTION 4.04. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement does not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the articles of incorporation or by-laws of Buyer; (ii) conflict with or violate any Law applicable to Buyer or by which any property or asset of the Buyer is bound or affected, except for such conflicts or violations which would not individually or in the aggregate, have a Material Adverse Effect; or (iii) except as specified in Schedule 4.04(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer is a party or by which the Buyer or any property or asset of Buyer is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated by this Agreement does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental or regulatory authority, domestic, foreign or supranational, except
(i) as specified in Schedule 4.04(b) of the Disclosure Schedule; and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition, and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.05. Consents.

     (a) Except as set forth on Schedule 4.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of any transaction provided for in the Agreement is prohibited by or requires the Buyer to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person. The Buyer is not required to file any form, report or other document with the SEC.

     (b) Except as and to the extent set forth on the consolidated balance sheet of the Buyer as at September 10, 1999 , including the notes thereto (the "Buyer Balance Sheet"), the Buyer does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations (i) incurred in the ordinary course of Buyer's business since September 10, 1999 which would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) incurred pursuant to this Agreement.

     SECTION 4.06. Absence of Certain Changes or Events. Since September 10, 1999 , except as contemplated by this Agreement, or as set forth in Schedule
4.06 of the Disclosure Schedule, Buyer has conducted its businesses in the ordinary course and in a manner consistent with past practice and, since September 10, 1999 , there has not been (a) any event or events having, individually or in the aggregate, a Material Adverse Effect, (b) any change by the Buyer in its accounting methods, principles or practices, (c) any revaluation by the Buyer of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by the Buyer into any commitment or transaction material to the Buyer, except in the ordinary course of business and consistent with past practice, or (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Buyer or any redemption, purchase or other acquisition of any of its securities.

     SECTION 4.07. Absence of Litigation. Except as disclosed in Schedule 4.07 of the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against the Buyer, or any property or asset of the Buyer, before any court, arbitrator or Governmental Authority (as defined in Section 9.03), which (a) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (b) seeks to delay or prevent the consummation of the Acquisition and the other transactions contemplated hereby. Neither the Buyer nor any property or asset of the Buyer is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of the Buyer.

     SECTION 4.09 Medicare. The Buyer has applied for a Medicare provider number. Buyer reasonably expects it will be issued a Medicare provider number and state license, if applicable, on or before 180 days after the Closing Date. Buyer believes that it satisfies all statutory and regulatory requirements for obtaining a Medicare provider number. Borrower knows of no reason why its application would be denied and neither Buyer nor any affiliate of Buyer has any history of regulatory problems with Medicare, Medicaid or similar state or federal agencies. Buyer upon request, will provide to Seller a written status of its Medicare application.

     SECTION 4.10 Certain Matters.

     (a) The Buyer has obtained a binding commitment from First Union for a line of credit (the "Line") in the amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000), a copy of which is attached to this Agreement as Exhibit C. Taking the Line into account, the Buyer has adequate funds to pay the Purchase Price to the Buyer.

     (b) The Buyer is not insolvent and the consummation of the transactions contemplated by this Agreement shall not cause the Buyer to become insolvent.

     SECTION 4.11 Licenses

     The Buyer has applied for all applicable state and federal licenses. Borrower believes that it satisfies all statutory and regulatory requirements for obtaining of all applicable state and federal licenses. Buyer knows of no reason why its applications would be denied and neither Buyer nor any affiliate of Buyer has any history of regulatory problems with any state or federal agencies.

     All of the above representations and warranties shall be true both as of the date of the execution of this Agreement and as of the Closing Date.

                                    ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE ACQUISITION
                   -------------------------------------------

     SECTION 5.01. Conduct of Business by the Seller Pending the Acquisition. The Seller covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, unless the Buyer shall otherwise agree in writing, the businesses of the Seller shall be conducted only in, and the Seller shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Seller shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Seller and to preserve the current relationships of the Seller with customers, suppliers and other persons with which the Seller has significant business relations. It is acknowledged, however, that any action taken by the Buyer on behalf of the Seller pursuant to the MA or otherwise, shall not be deemed to be in violation of this Section
5.01. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Schedule 5.01 of the Disclosure Schedule or otherwise contemplated by the MA, the Seller shall not, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Buyer:

     (a) amend or otherwise change the Seller's articles of incorporation or by-laws;

     (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any assets of the Seller, except for sales in the ordinary course of business and in a manner consistent with past practice (if any);

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

     (d) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice;
(iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Seller, other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $25,000 ; or (v) enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (d) (except any agreement with STB); or

     (e) increase the compensation payable or to become payable to its officers or employees generally, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Seller, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

     SECTION 6.01. Appropriate Action; Consents; Filings.

     (a) The Seller and the Buyer shall use commercially  reasonable  efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Acquisition as promptly as practicable; (ii) obtain in a timely manner from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Buyer or the Seller or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby; and (iii) as promptly as practicable make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required under any applicable Law; provided that the Buyer and the Seller shall cooperate with each other in connection with the making of all filings, including providing copies of all such documents to non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Buyer shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

     (b) (i) Each of the Buyer and the Seller shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and use, and cause its respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Closing Date.

          (ii) In the event that either the Buyer or the Seller shall fail to obtain any third party consent described in subsection (b)(i) above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Seller and the Buyer, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

     (c) Each party shall promptly notify the other party in writing of any pending or threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking, material damages in connection with the Acquisition; or (ii) seeking to restrain or prohibit the consummation of the Acquisition or otherwise limit the right of Buyer, or Buyer's Subsidiaries, to own or operate all or any portion of the businesses or Acquired Assets.

     SECTION 6.02. Access to Information; Confidentiality; Investigation.

     (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use commercially reasonable efforts to be released), the Buyer and the Seller will each provide to the other (and their respective representatives) reasonable access, to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable law. Each party shall keep such information confidential in accordance with Section
6.07 hereof and such obligations shall survive the Closing Date or any termination of this Agreement.

     (b) The Buyer has conducted its own investigation of the Purchased Business and is not relying on any representation, warranty or assurance (whether oral or written, express or implied) of the Seller not contained in this Agreement.

     SECTION 6.03. Directors' and Officers' Indemnification and Insurance.

     (a) After the Closing Date, the Buyer shall, to the fullest extent permitted under applicable law or under the Buyer's, as the case may be, articles of incorporation or bylaws, indemnify and hold harmless, each present and former employee of the Seller or any of its subsidiaries (each a "Potential Indemnified Party") against any reasonable costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Losses"), arising out of or pertaining to any action or omission by such party within the scope of such employee's official capacity with the Seller occurring during the term of the MA (including without limitation, the transactions contemplated by this Agreement) for a period of three years after the date hereof and related to the matters governed by the MA, provided, however, that the Buyer shall not be required to indemnify or hold harmless any Potential Indemnified Party (i) for any Losses arising out of or pertaining to any acts or omissions of such Potential Indemnified Party determined in any judicial proceeding to be intentional misconduct or a knowing violation of law, or with respect to which it is determined in any judicial proceeding that such Potential Indemnified Party personally received a benefit in money, property or services to which such Potential Indemnified Party is not legally entitled; (ii) to the extent that the Buyer determines in good faith that it would not indemnify or hold harmless any similarly situated employee of the Buyer or any of its wholly-owned subsidiaries under similar circumstances; or (iii) to the extent that the Buyer reasonably determines that the Potential Indemnified Party did not reasonably believe that the action or omission in question was in the Buyer's best interest. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (A) the Buyer shall be permitted to select counsel of its choosing to conduct the defense of such claim, action, suit, proceeding or investigation, (B) after the Closing Date, the Buyer shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received unless the Buyer determines that one or more of the circumstances described in any of (i) through (iii) of the previous sentence is present, and
(C) the Buyer and the Potential Indemnified Party will cooperate in the defense of any such matter.

     (b) This Section 6.03 shall survive the consummation of the Acquisition at the Closing Date, is intended to benefit the Seller, the Buyer and the present and former directors and officers of the Seller (the "Indemnified Parties"), shall be binding, jointly and severally, on all successors and assigns of the Buyer, and shall be enforceable by the Indemnified Parties.

     SECTION 6.04. Notification of Certain Matters. Each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence of which would be likely to cause (i) any representation or warranty made in this Agreement by such party, or any information furnished on any Schedule in the Disclosure Schedule by such disclosing party, to be inaccurate either at the time such representation or warranty is made, or such information is furnished, or at the time of the occurrence or non-occurrence of such event; or (ii) any failure by such party to comply with or satisfy any condition to the obligations of such party to effect the Acquisition and the other transactions contemplated by this Agreement, or (b) the failure of the Seller or the Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not be deemed to be an amendment of this Agreement or any Schedule in the Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this
Section 6.04 shall limit or affect the remedies available hereunder to the party receiving such notice, including the rights of the Buyer under Section 7.02(a) and those of the Seller under Section 7.03(a) in the event that a representation or warranty made by the Seller or the Buyer herein shall not be true and correct (giving effect to any standards of materiality set forth in such sections) as of the Closing Date.

     SECTION 6.05. Announcements. The Buyer and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Acquisition and related transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law. The parties will agree on the text of a joint press release by which Buyer and the Seller will announce the execution of this Agreement.

     SECTION 6.06. Confidentiality. At all times from and after the Closing Date, the Seller shall keep secret and maintain in strictest confidence and shall not use for its benefit or for the benefit of any third party any confidential or proprietary information: (i) disclosed by the Buyer during the period of negotiations for this Agreement and after the Closing Date, or (ii) relating to the Purchased Business, including, without limitation, all Intellectual Property and files and records, other than any of such information that is in the public domain prior to the date of this Agreement or thereafter comes into the public domain (unless any of such information is in or becomes in the public domain in whole or in part due to action or inaction of the Seller in violation of this Agreement). The foregoing shall not prohibit use of such information as is required by applicable law, or as is necessary to prepare Tax Returns or other filings with governmental authorities for the period (including all prior taxable years) ending on and including the Closing Date, or to assert or protect any rights of the Seller under this Agreement, provided that the Buyer is given notice and an adequate opportunity to contest such disclosure or to use any means reasonably available to minimize such disclosure.

     SECTION 6.07 Conduct of Business Pending Buyer Obtaining New Medicare Provider Number.

     From the Closing until Buyer obtains its own validated Medicare provider number or the date on which the MA and the Lease terminate pursuant to the next paragraph of this Section 6.07, whichever occurs first, Seller shall continue to operate business under the MA and the Lease. When the Buyer obtains its own validated Medicare provider number the Lease and the MA shall immediately terminate.

     In the event (a) Buyer does not obtain its own new validated Medicare provider number within six (6) months from the date of the Closing, or (b) Buyer receives a final notification that it has been denied its new Medicare provider number, whichever occurs first, the Buyer shall take an assignment of the Seller's Medicare provider number and the Lease and MA shall immediately terminate.

     On termination of the MA and Lease, the Lease payments shall be prorated through the date of termination and the payments pursuant to the MA shall be prorated through the date of termination and Seller shall have no further liability under the MA.

     Buyer agrees to indemnify and hold Seller and Shareholder harmless from any and all damages, losses, expenses, liability or claims of any manner whatsoever concerning the operation of the Purchased Assets from the date of the Closing until the date on which Buyer obtains its own Medicare provider number.

     SECTION 6.09 Employee Benefit Plans. Seller will terminate all Plans on the Closing Date and that Buyer has no obligation to maintain any Plans after the Closing Date.

                                   ARTICLE VII

                          CONDITIONS TO THE ACQUISITION
                          -----------------------------

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Seller and Buyer to consummate the Acquisition are subject to the satisfaction of the following conditions:

     (a) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Acquisition shall have been obtained (other than those actions or filings which, if not obtained or made prior to the consummation of the Acquisition, would not have, individually or in the aggregate, a Material Adverse Effect prior to or after the Closing Date or be reasonably likely to subject the Seller or the Buyer or any of their respective subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability); and

     (b) this Agreement, and all related documents, shall be approved by STB.

     SECTION 7.02. Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate the Acquisition are subject to the satisfaction of the following, further conditions:

     (a) (i) the Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date; (ii) each of the representations and warranties of the Seller contained in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made at and as of such time, except (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by the Seller in Section 3.03 which address matters only as of a particular date shall remain true and correct as of such date; and (iii) Buyer shall have received a certificate signed by an executive officer of the Seller to the foregoing, effect;

     (b) the Seller shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Acquisition under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party.

     (c) no order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any Governmental Authority or court of competent jurisdiction which prohibits consummation of the Acquisition, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal or substantially deprives the Buyer of any of the expected benefits of the Acquisition or the related transactions.

     SECTION 7.03. Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the Acquisition are subject to the satisfaction of the following further conditions:

     (a) (i) The Buyer shall have performed in all material respects all of its obligations with this Agreement required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of the Buyer contained in this Agreement and any certificate or other writing delivered by the Buyer pursuant hereto which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing Date as if made at and as of such time, except (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by the Buyer in Article IV which address matters only as of a particular date shall remain true and correct as of such date; and (iii) the Seller shall have received a certificate signed by an executive officer of the Buyer to the foregoing effect;

     (b) The Buyer shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Acquisition under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not be reasonably expected to have a Material Adverse Effect after the Closing Date;

     (c) No order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any Governmental Authority court of competent jurisdiction which prohibits consummation of the Acquisition, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

     (d) First Union and AmSouth Bank shall release the Seller and the Shareholder, in a form acceptable in all respects to STB the Seller and the Shareholder, from all obligations owed to First Union or any of its affiliates.

     (e) The landlord under the Real Property Lease shall consent to the assignment and assumption of such lease and shall release Seller from all obligations thereunder.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     SECTION  8.01.  Termination.  This  Agreement  may be  terminated  and  the
Acquisition may be abandoned at any time prior to the Closing Date, notwithstanding, any requisite approval and adoption of this Agreement and the transactions contemplated hereby:

     (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Seller; or

     (b) by either Buyer or the Seller if either (i) the Closing Date shall not have occurred on or before January 1, 2000, provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date, or (ii) there shall be any Law that makes consummation of the Acquisition illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) shall have complied with its obligations under Sections 6.01(a) and (b) of this Agreement, subject to the terms of Section 6.01(c); or

     (c) by the Seller pursuant to immediately effective written notice, in the event of a material breach by the Buyer of any representation, warranty or agreement contained herein which has not been cured or is not curable within 45 days of notice (or such later date as provided in subparagraph (b) above); or

     (d) by the Buyer, in the event of a material breach by the Seller or any subsidiary of any representation, warranty or agreement contained herein which has not been cured or is not curable within 45 days of notice (or such later date as provided in subparagraph (b) above).

     SECTION 8.02. Effect of Termination. Except as provided in Section 9.01 and Sections 6.02 and 6.07, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and the MA shall terminate. However, within ten days of termination there shall be an accounting of all monies received, expended and loaned pursuant to the terms of the MA. Upon completion of that accounting, the parties shall within five (5) days therof deliver to the other all sums of money found to be due the other. Provided, however, the $75,000 earnest money deposit from Buyer to Seller shall be immediately repaid to Buyer if this Agreement is terminated because of a material breach or default by the Seller.

     SECTION 8.03. Expenses. As used herein, "Expenses" means all reasonable and documented out-of-pocket expenses and fees incurred by the Buyer, on the one hand, or the Seller, on the other hand, prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to the Buyer or the Seller, and their affiliates, as the case may be) actually incurred or accrued by them or on their behalf in connection with the Acquisition, and actually incurred or accrued by any of the foregoing persons and assumed by the Buyer or the Seller or their affiliates, as the case may be, in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Acquisition and any agreements relating thereto. Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Acquisition shall be paid by the party incurring such expenses, whether or not the Acquisition is consummated.

     SECTION 8.04. Amendment. This Agreement may be amended by an instrument in writing signed by the parties hereto.

     SECTION 8.05. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               General Provisions
                               ------------------

     SECTION 9.01. Non-Survival of Representations Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall not terminate at the Closing Date or upon the termination of this Agreement pursuant to Section 8.01, as the case may be.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery or overnight delivery service, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

          if to Buyer:

         Brittany Leigh, Inc.
         112 Homeport Drive
         Palm Harbor, Florida 34683
         Attn:_____________________

         with a copy to:


         Ronald P. Teevan
         200 North Garden Avenue, Suite A
         Clearwater, Florida  33755


         if to the Seller:

         Medical Technology Laboratories, Inc.
         12910 Automobile Boulevard
         Clearwater, Florida  33762
         Attn: Todd Siegel
         with a copy to:

         Holland & Knight LLP
         400 North Ashley Drive
         Suite 2300
         Tampa, Florida  33602
         Facsimile: (813) 229-0134
         Attn:  Robert J. Grammig, Esq.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

     (b) "Beneficial Owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing, of any such shares;

     (c) "Business Day" means any day on which banks are not required or authorized to close in the City of Clearwater, Florida;

     (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "First Union" shall mean First Union National Bank.

     (f) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission;

     (g) "Material Adverse Effect" means (i) any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations, or financial condition of the Buyer or Seller, as the case may be,
(ii) any change or effect that otherwise affects the ability of the Buyer or Seller, as the case may be, to consummate the Acquisition, adversely affects the Buyer's ability to perform its obligations under the Promissory Note or related security documents, or (iii) any change or effect that adversely affects the ability of Buyer to obtain its Medicare provider number or any other required state license.

     (h)  "Person"  means  an  individual,  corporation,   partnership,  limited
partnership, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a Government; and

     (i) "SEC" means the United States Securities and Exchange Commission.

     (j) "Subsidiary" or "Subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (k) "Tax" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Acquisition be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, excluding the MA, which will remain in full force and effect. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the above, STB shall be a third party beneficiary of this Agreement.

     SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed pursuant to the laws of Florida.

     SECTION 9.09. Consent to Jurisdiction.

     (a) Any dispute between Buyer and Seller arising under or in any way related to this agreement shall be resolved in the Circuit Court for Pinellas County, Florida. Each Party agrees that Pinellas County, Florida shall be the exclusive venue for any dispute between the parties.

     (b) Each of the Buyer and the Seller irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by law.

     SECTION  9.10.  Headings.   The  descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning, or interpretation of this Agreement.

     SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. Waiver of Jury Trial. Each of Buyer and the Seller hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Buyer or the Seller in the negotiation, administration, performance and enforcement of this Agreement.

     SECTION 9.13. Covenant Not to Compete. The Seller, its officers and directors shall not, for a period of two years from the date of the Closing, within the States of Florida, Alabama, Georgia, Texas, South Carolina, Mississippi, North Carolina, Louisiana, Virginia, Arkansas, West Virginia, Kentucky and Tennessee, directly or indirectly, as an agent, consultant, independent contractor or in any other capacity: (a) engage in any business or activity which is competitive with the Business operated by Buyer using the Purchased Assets (the "Business"); (b) render services to a competitor of the Business; (c) contact, solicit or attempt to solicit or accept business that is competitive with the operation of the Business; or (d) own or operate a medical laboratory. Nothing in this Section 9.13 shall prohibit Seller or its officers and directors from collecting the accounts receivable of Seller that are part of the Excluded Assets.

     SECTION 9.14. Construction. If a court of competent jurisdiction determines the above restrictive covenants are unenforceable, the parties desire that such court enforce the above restrictive covenants to the fullest extent permitted by the laws of Florida.

     SECTION 9.15. Preparation of Agreement. Because each party has participated fully in the drafting and preparation of this Agreement, the Agreement shall not be construed more strongly against any party.

     SECTION 9.16. Representation by Independent Legal Counsel. Each party to this Agreement hereby acknowledges and confirms that it has had an opportunity to retain independent legal counsel to independently advise that party of the legal consequences of the Agreement to that party. Each party to the Agreement further acknowledges and confirms that each party to the Agreement received the strong recommendation by all other parties to the Agreement that each party should retain separate and independent legal counsel to advise each party of the legal consequences of the Agreement to that party.

     SECTION 9.17 Access. After the Closing, upon reasonable notice, the Seller shall have access to and the right to use, the Buyer's computer systems, other information systems and personnel of the Buyer to assist its efforts to collect accounts receivable. Seller agrees to reimburse the Buyer for the reasonable cost of the time expended by the Buyer's personnel in taking any of the actions that are described in this Section 9.17.

     SECTION 9.18 Collections after the Closing. Before Buyer obtains its own Medicare provider number , the Buyer shall deposit all accounts receivable into an account designated by (and owned by) the Seller on a daily basis and shall notify the Seller daily concerning such deposits. The amount of such deposits will be paid by the Seller to the Buyer within three business days of such notification.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as of the date first written above.


Medical Technology Laboratories, Inc.

By:_______________________________________
   Name:  Todd Siegel
   Title:  Chairman of the Board of Directors




Brittany Leigh, Inc.

By:_______________________________________

   Name:__________________________________

   Title:__________________________________